               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
                     SUPPLEMENT NO. 3 DATED JANUARY 16, 2004
                    TO THE PROSPECTUS DATED FEBRUARY 19, 2003

     This document supplements, and should be read in conjunction with, the prospectus of Behringer Harvard Short-Term Opportunity Fund I LP dated February 19, 2003, as supplemented and amended by Supplement No. 1 dated June 3, 2003 and Supplement No. 2 dated September 18, 2003. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

     The purpose of this supplement is to describe the following:

          (1) the status of the offering of units in Behringer Harvard Short-Term Opportunity Fund I LP; and

          (2) revisions to the "Prospectus Summary - Prior Offering Summary" section of the prospectus to update the information regarding the prior real estate programs sponsored by Robert M. Behringer;

          (3) revisions to the "Prior Performance Summary - Summary Information" section of the prospectus to update the information regarding the prior real estate programs of our affiliates;

          (4)  updated prior performance tables.

Status of the Offering

     We commenced our initial public offering of units of limited partnership interest on February 19, 2003. We have accepted investors' subscriptions received through January 2, 2004 and issued 948,641 units to limited partners, with proceeds of $9,136,202 distributed to us. We have special escrow accounts for subscriptions from residents of Nebraska and Pennsylvania. The conditions of those special escrow accounts have not been satisfied as of the date of this supplement and, therefore, we have not accepted subscriptions from residents of those states. For additional information, see the "Plan of Distribution - Subscription Process" section of the prospectus beginning on page 116.

Prior Offering Summary

     The following information should be read in conjunction with the "Prospectus Summary - Prior Offering Summary" section on page 7 of the prospectus:

     As of September 30, 2003, Robert M. Behringer, our general partner, had previously sponsored 29 privately offered real estate limited partnerships and a private REIT, Harvard Property Trust, Inc., over the last ten years. As of September 30, 2003, Mr. Behringer had raised approximately $94.2 million from approximately 470 investors in these real estate programs. Neither Mr. Behringer, nor any of our other affiliates, have previously sponsored or organized a publicly offered real estate limited partnership. The "Prior Performance Summary" section of this prospectus beginning on page 74 contains a discussion of the programs sponsored by Mr. Behringer from January 1, 1995 to September 30, 2003. Certain statistical data relating to such programs with investment objectives similar to ours is also provided in the "Prior Performance Tables" included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Prior Performance Summary

     The following information should be read in conjunction with the "Prior Performance Summary" section beginning on page 74 of the prospectus:

     Prior Investment Programs

     As of September 30, 2003, our individual general partner, Robert M. Behringer, who also controls our other general partner, BH Advisors II LP, has served as general partner, chief executive officer and/or director in 29 privately offered prior programs over the last ten years, which includes 28 real estate limited partnerships and one private REIT. Based on an analysis of the operating results of the prior programs, Mr. Behringer believes that each of such programs has met or is meeting its principal investment objectives in a timely manner.

     Summary Information

     The total amount of funds raised from investors in the 29 prior private offerings was approximately $94.3 million, and the total number of investors in such programs was approximately 470. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our general partners and their affiliates in raising and investing funds for offerings initiated over the last seven years and compensation paid to the sponsors of these programs.

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by the programs previously sponsored by our general partners and their affiliates, as of September 30, 2003, was $247.4 million. Of this aggregate amount, approximately 95.3% was spent on existing or used properties, approximately 4.6% was spent on construction properties, and approximately 1.1% was spent on acquiring or developing land. Of the aggregate amount, approximately 71.8% was spent on acquiring or developing office buildings, approximately 21.0% was spent on acquiring or developing golf centers and marinas, approximately 3.5% was spent on acquiring or developing multi-tenant residential properties (apartments), approximately 2.6% was spent on acquiring or developing retail centers, and approximately 1.1% was spent on acquiring or developing storage facilities. These properties were located in Texas, Minnesota, Florida and the U.S. Virgin Islands, and the aggregate purchase price in each of these jurisdictions was $161.3 million, $70.0 million, $11.4 million and $4.8 million, respectively. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our general partners and their affiliates as of September 30, 2003:

     Type of Property                     New         Used         Construction
     ----------------                     ---         ----         ------------

     Office buildings                     0.0%        95.3%            4.7%
     Apartments                           0.0        100.0             0.0
     Retail                               0.0        100.0             0.0
     Marinas/golf                         0.0         91.3             8.7
     Land                                 0.0        100.0             0.0
     Storage facilities                   0.0        100.0             0.0

     These programs have sold 36 of the total of 52 properties, or 69.2% of such properties. The original purchase price of the properties that were sold was $178.6 million, and the aggregate sales price of such properties was $207.9 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last seven years, results of such programs that have completed their operations over the last seven years and the sales or other disposals of properties with investment objectives similar to ours over the last five years.

     The percentage of these programs, by investment, with investment objectives similar to ours is 75.6%. Over the last six years, the privately offered real estate programs of our affiliates with investment objectives similar to ours purchased a total of 32 office buildings with an aggregate purchase price of $186.9 million, using $119.1 million in purchase mortgage financing. These buildings were located in Texas and Minnesota and had an aggregate of 2.1 million square feet of gross leasable office space and 267 apartment units. For more detailed information regarding acquisitions of properties by such programs over the last seven years, see Table VI contained in Part II of the registration statement of which this prospectus is a part. We will provide a copy of Table VI to any prospective investor upon request and without charge.

Prior Performance Tables

     The prior performance tables dated as of September 30, 2003 attached as Exhibit A to this supplement have not been audited and replace the corresponding information in Exhibit A to the prospectus dated February 19, 2003.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES

     The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by our general partner, Robert M. Behringer, and his affiliates (Prior Real Estate Programs), most of which have investment objectives similar to Behringer Harvard Short-Term Fund I. With the exception of the Prior Real Estate Programs that have been aggregated in the following tables as the "Recreational Programs" which represents nine separate programs that invested in recreational properties, each of the other Prior Real Estate Programs was formed for the purpose of investing in commercial properties similar to the type which Behringer Harvard Short-Term Fund I intends to acquire. See "Investment Objectives and Criteria" elsewhere herein.

     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in "Prior Performance Summary" section of this prospectus.

     Investors in Behringer Harvard Short-Term Fund I will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

     Our general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. Robert M. Behringer is one of our general partners and our other general partner, BH Advisors II LP, is controlled by Mr. Behringer. Mr. Behringer was a general partner and/or chief executive officer of the Prior Real Estate Programs and related companies. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Mr. Behringer was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     Table I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     Table II - Compensation to Sponsor (in Dollars)

     Table III - Annual Operating Results of Prior Real Estate Programs

     Table IV - Results of Completed Programs

     Table V - Sales or Disposals of Property

     Additional information relating to the acquisition of properties by the Prior Real Estate Programs is contained in Table VI, which is included in Part II of the registration statement which Behringer Harvard Short-Term Fund I has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "Acquisition Fees" means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

     "Organization Expenses" include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

     "Underwriting Fees" include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.


     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

     This Table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 1995. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of September 30, 2003.

                                       Harvard Property          Recreational                Harvard                Harvard
                                        Trust, Inc.(1)            Programs(2)          Property I, L.P.(3)    Property II, L.P.(3)
                                       ----------------       -----------------        ------------------     -------------------
Dollar amount offered                       $76,100,000(5)         $ 20,559,394(6)           $1,186,254(6)          $1,166,012(6)
                                       ================       =================        ================       ================

Dollar amount raised                   60,387,475 (79.3%)(5)  20,559,394 (100.0%)      1,186,254 (100.0%)     1,166,012 (100.0%)
                                       ----------------       -----------------        ----------------       ----------------

Less offering expenses:
   Selling commissions and discounts
     retained by affiliates                    --                     --                      --                     --
   Organizational expenses                246,563  (0.4%)             --                      --                     --
   Marketing and offering expenses      1,032,263  (1.7%)(7)          --                      --                     --
Reserve for operations                         --                     --                      --                     --

Percent available for investment       59,108,649 (97.9%)     20,559,394 (100.0%)      1,186,254 (100.0%)     1,166,012 (100.0%)
                                       ================       =================        ================       ================

Acquisition costs:
   Prepaid items and fees related
     to purchase of property
     Cash down payment(8)              56,176,180 (35.8%)      19,725,178 (38.0%)       1,176,023 (28.1%)      1,120,799 (29.7%)
     Acquisition fees(9)                  544,375  (0.3%)         463,000  (0.9%)              --                19,730   (0.5%)
     Loan costs                         1,835,419  (1.2%)         371,216  (0.7%)          10,231  (0.2%)        25,483   (0.7%)
     Proceeds from mortgage financing  98,520,000 (62.7%)(10)  31,407,459 (60.4%)    (113,000,000 (71.7%)(12)  2,610,000 (69.1%)(13)

Total acquisition costs(21)                $157,075,974             $51,996,853              $4,186,254             $3,776,012
                                       ================       =================        ================       ================

Percent leveraged                                  62.7%(10)               60.4%(11)               71.7%(12)              69.1%(13)

Date offering began                            11/22/95                 6/30/95                04/05/95               06/21/95

Length of offering (in months)                       27              Continuing(22)                   2                      2

Months to invest 90 percent of
   amount available for investment
   (measured from date of offering)                  27              Continuing(22)                   2                      2


     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                              Harvard                                  BRP (Renner Plaza),      BRP Investments
                                        Property III, L.P.(3)   HPA Partners, L.P.            L.P.(3)                 Inc.(4)
                                        --------------------    -----------------      -------------------      ---------------
Dollar amount offered                          $1,100,000(6)           $800,000(6)           $1,326,578(6)             $58,500(6)
                                         ================        ==============        ================         ==============
Dollar amount raised                     1,100,000 (100.0%)      800,000 (100.0%)      1,326,578 (100.0%)        58,500 (100.0%)
                                         ----------------        --------------        ----------------         --------------
Less offering expenses:
   Selling commissions and discounts
     retained by affiliates                     --                      --                    --                    --
   Organizational expenses                      --                      --                    --                    --
   Marketing and offering expenses              --                      --                    --                    --
Reserve for operations                          --                      --                    --                    --

Percent available for investment         1,100,000 (100.0%)      800,000 (100.0%)      1,326,578 (100.0%)        58,500 (100.0%)
                                         ================        ==============        ================         ==============
Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(8)                   1,064,785 (28.8%)       704,999 (40.4%)       1,222,144 (26.7%)         58,500 (15.0%)
   Acquisition fees(9)                          --                 41,676  (2.4%)           35,500 (0.8%)           --
   Loan costs                                 35,215 (1.0%)        53,325  (3.1%)           68,934 (1.5%)           --
   Proceeds from mortgage financing       2,600,000 (70.3%)(14)   944,876 (54.1%)(15)    3,250,000(71.0%)(16)    331,500 (85.0%)(17)

Total acquisition costs(21)                    $3,700,000            $1,744,876              $4,576,578               $390,000
                                         ================        ==============        ================         ==============

Percent leveraged                                    70.3%(14)             54.2%(15)               71.0%(16)              85.0%(17)

Date offering began                              06/21/95              04/21/95                12/04/99                8/30/00

Length of offering (in months)                          2                     2                       2                      1

Months to invest 90 percent of
   amount available for
   investment (measured from date                       2                     2                       2                      1
   of offering)


     Past performance is not necessarily indicative of future performance.

                                     TABLE I
                                   (UNAUDITED)
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                          6142            Behringer Partners
                                          BRP (SV), L.P.(3)        Campbell, LTD.(3)        Stemmons LP(3)
                                          ----------------         ----------------       ------------------
Dollar amount offered                           $3,051,000(6)            $240,000(6)             $401,900(6)
                                          ================         ==============         ===============
Dollar amount raised                      3,051,000 (100.0%)       240,000 (100.0%)       $401,900 (100.0%)
                                          ----------------         --------------         ---------------
Less offering expenses:
   Selling commissions anddiscounts
     retained by affiliates                      --                     --                      --
   Organizational expenses                       --                     --                      --
   Marketing and offering expenses               --                     --                      --
Reserve for operations                           --                     --                      --

Percent available for investment          3,051,000 (100.0%)       240,000 (100.0%)        401,900 (100.0%)

Acquisition costs:
   Prepaid items and fees related
     to purchase of property
   Cash down payment(8)                    2,869,406 (32.4%)        220,687 (23.5%)         338,501 (19.5%)
   Acquisition fees(9)                         84,500 (1.0%)          19,130 (2.0%)            3,951 (0.2%)
   Loan costs                                  97,094 (1.1%)           183 --                 59,448 (3.4%)
   Proceeds from mortgage financing        5,800,000 (65.5%)(18)    700,000 (74.5%)(19)   1,330,000 (76.8%)(20)

Total acquisition costs(20)                    $ 8,851,000               $940,000              $1,731,900
                                          ================         ==============         ===============

Percent leveraged                                     65.5%(18)              74.5%(19)               76.8%(20)

Date offering began                               10/21/00               05/01/96                02/01/01

Length of offering (in months)                           2                      2                       2

Months to invest 90 percent of
   amount available for
   investment (measured from date
   of offering)                                          2                      2                       2

(1) Real estate investment trust in operation from 11/22/95 through 1/1/01 consisting of 21 commercial properties and two development parcels located in Texas and Minnesota.
(2) Represents an aggregation of properties held by nine separate programs having the investment objectives of investing in recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I. These programs hold a total of ten income-producing properties, consisting of seven marinas and three golf facilities with locations in Texas, Florida and the U.S. Virgin Islands. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995 - three programs, 1996 - no programs, 1997 - one program, 1998 - one program, 1999 - two programs, 2000 - three programs, 2001 - one program, 2002 - no programs, and 2003 - no programs.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (1995 - 1998)
          EXPERIENCE IN RAISING AND INVESTING FUNDS
-------------------------------------------------------------------------------------------------------------------
                                             1995      %      1996      %        1997      %        1998       %
-------------------------------------------------------------------------------------------------------------------
Dollar amount offered                    $1,399,276  100.0%  $   --     --   $  549,000  100.0%  $1,300,200  100.0%
                                         ==========          ========        ==========          ==========
Dollar amount raised                      1,399,276  100.0%  $   --     --      549,000  100.0%   1,300,200  100.0%
                                         ----------          --------        ----------          ----------
Less offering expenses:
   Selling commissions and discounts           --       --       --     --         --       --         --       --
   Organizational expenses                     --       --       --     --         --       --         --       --
   Marketing support and due diligence         --       --       --     --         --       --         --       --
   Reserve for operations                      --       --       --     --         --       --         --       --
   Other                                       --                --                --                  --
                                         ----------          --------        ----------          ----------
Amount available for investment          $1,399,276  100.0%  $   --     --   $  549,000  100.0%  $1,300,200  100.0%
                                         ==========          ========        ==========          ==========
Acquisition costs:
   Cash down payment                      1,321,081   30.0%      --     --      473,341   19.5%   1,112,200   12.0%
   Acquisition fees                          40,000    0.9%      --     --       30,000    1.2%      88,000    1.0%
   Loan costs                                38,195    0.9%      --     --       45,659    1.9%     100,000    1.1%
   Proceeds from Mortgage Financing       3,000,000   68.2%      --     --    1,880,000   77.4%   7,900,000   85.9%
                                         ----------          --------        ----------          ----------
Total Acquisition costs                  $4,399,276  100.0%  $   --     --   $2,429,000  100.0%  $9,200,200  100.0%
                                         ==========          ========        ==========          ==========
-------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)        68.2%   68.2%      --     --        77.4%   77.4%       85.9%   85.9%
Date offering began                         6/30/95                            03/30/97            04/05/98
Length of offering (in months)                    2              --                   2                   2
Months to invest 90 percent of amount
   available for investment measured from         2                                   2                   2
   date of offering
-------------------------------------------------------------------------------------------------------------------


     Past performance is not necessarily indicative of future performance.

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (1999 - 2002)
--------------------------------------------------------------------------------------------------------------------------------
                                                1999        %         2000        %          2001        %        2002       %
--------------------------------------------------------------------------------------------------------------------------------
Dollar amount offered                       $4,660,918   100.0%   $ 4,250,000   100.0%   $ 8,400,000   100.0%   $  --       --
                                            ==========            ===========            ===========            ---------
Dollar amount raised                         4,660,918   100.0%     4,250,000   100.0%     8,400,000   100.0%      --       --
                                            ----------            -----------            -----------            ---------
Less offering expenses:
   Selling commissions and discounts              --      --             --      --             --      --         --       --
   Organizational expenses                        --      --             --      --             --      --         --       --
   Marketing support and due diligence            --      --             --      --             --      --         --       --
   Reserve for operations                         --      --             --      --             --      --         --       --
   Other                                          --                     --                     --                 --
                                            ----------            -----------            -----------            ---------
Amount available for investment             $4,660,918   100.0%   $ 4,250,000   100.0%   $ 8,400,000   100.0%   $  --       --
                                            ==========            ===========            ===========            ---------
Acquisition costs:
   Cash down payment                         4,527,696    50.0%     4,099,510    36.6%     8,191,350    52.2%      --       --
   Acquisition fees                             80,000     0.9%        95,000     0.8%       130,000     0.8%      --       --
   Loan costs                                   53,222     0.6%        55,490     0.5%        78,650     0.5%      --       --
   Proceeds from Mortgage Financing          4,396,000    48.5%     6,950,000    62.1%     7,281,459    46.4%      --       --
                                            ----------            -----------            -----------            ---------
Total Acquisition costs                     $9,056,918   100.0%   $11,200,000   100.0%   $15,681,459   100.0%   $  --       --
                                            ==========            ===========            ===========            ---------
--------------------------------------------------------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)           48.5%    48.5%         62.1%    62.1%         46.4%    46.4%      --       --
Date offering began                           06/21/99               01/08/00              02/19/01
Length of offering (in months)                       4                     10                     9                --
Months to invest 90 percent of amount
   available for investment measured from            4                     10                     9
   date of offering
--------------------------------------------------------------------------------------------------------------------------------

TABLE I - RECREATION/RESIDENTIAL PROGRAMS (2003)
--------------------------------------------------------------------------------
                                                 2003          %         Totals
--------------------------------------------------------------------------------
Dollar amount offered                         $   --          --     $20,559,394
                                              ----------             ===========
Dollar amount raised                              --          --      20,559,394
                                              ----------
Less offering expenses:
   Selling commissions and discounts              --          --            --
   Organizational expenses                        --          --            --
   Marketing support and due diligence            --          --            --
   Reserve for operations                         --          --            --
   Other                                          --
                                              ----------
                                                                            --
Amount available for investment               $   --          --     $20,559,394
                                              ==========             ===========
Acquisition costs:
   Cash down payment                              --          --      19,725,178
                                              ----------
   Acquisition fees                               --          --         463,000
                                              ----------
   Loan costs                                     --          --         371,216
                                              ----------
   Proceeds from Mortgage Financing               --          --      31,407,459
                                              ----------
Total Acquisition costs                       $   --          --     $51,966,853
                                              ==========             ===========
--------------------------------------------------------------------------------
Percent leveraged (mortgage financing
   divided by total acquisition costs)            --          --           61.0%
Date offering began
Length of offering (in months)                    --
Months to invest 90 percent of amount
   available for investment measured from
   date of offering
--------------------------------------------------------------------------------

(3)  Single asset limited partnership with asset based in Texas.
(4)  Holding company containing single land asset held for development purposes.
(5) In conjunction with the minimum stockholder requirement for a real estate investment trust and pursuant to a private placement offering commencing November 22, 1995, Harvard Property Trust, Inc. (the "Trust"), offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. The offering for the Series A Preferred shares was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Pursuant to a private placement offering commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. The offering for the Series B Preferred shares was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Pursuant to a private placement offering commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. The offering for the common shares and units was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below, the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Pursuant to a private placement offering commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. The offering for the Series C Preferred shares was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(6) Dollar amount offered reflects total equity required to complete acquisition which includes escrows and liabilities assumed at closing as well as closing costs, commissions and other fees payable at closing.
(7) Amount includes cash payments for offering costs and 111,600 shares of common stock (cash value $83,745) issued in connection with the common stock offering detailed in footnote (5).

     Past performance is not necessarily indicative of future performance.

(8) Cash down payment reflects total cost of acquisition less proceeds from mortgage financing and credits received from seller at time of closing.
(9) Acquisition fees include commissions, finders fees and due diligence reimbursements paid to affiliates of the general partners.
(10) Amount includes proceeds from first mortgage financing in connection with the acquisition of certain assets valued at $65,020,000. In addition, on October 17, 1998, the Trust entered into a three-year, $40,000,000 revolving credit facility ("Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisition of additional properties.
(11) Proceeds from mortgage financing in connection with the acquisition of certain assets. The partnerships contained in the portfolio entered into several first mortgage liens secured by certain assets in the aggregate amount of $30,482,988.
(12) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,000,000.
(13) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,610,000.
(14) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $2,600,000.
(15) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $944,876.
(16) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $3,250,000.
(17) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $291,500.
(18) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $5,800,000.
(19) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $700,000.
(20) Proceeds from mortgage financing in connection with the acquisition of the asset. The partnership entered into a first mortgage lien secured by the asset in the amount of $1,330,000.
(21) Total acquisition costs include cash down payment, acquisition fees and loan costs as well as the proceeds from mortgage financing.
(22) Program is currently active.


     Past performance is not necessarily indicative of future performance.

                                    TABLE II
                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

         The following sets forth the compensation received by Robert M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Short-Term Fund I, with the exception of the recreational programs that have been aggregated under "Recreational Programs." All figures are as of September 30, 2003.

                                                 Harvard Property   Recreational       Harvard             Harvard
                                                    Trust, Inc.       Programs     Property I, L.P.   Property II, L.P.
                                                 ----------------   ------------   ----------------   -----------------
Date offering commenced                               11/22/95(2)     06/30/95(3)        04/05/95          06/07/95

Dollar amount raised                              $ 60,387,475      $0,559,394         $1,186,254        $1,166,012
                                                  ============      ==========         ==========        ==========
Amount paid to sponsor from
  proceeds of offering:
    Underwriting fees                                       --              --                 --                --
    Acquisition fees
      - Real estate commissions                        544,375         463,000                 --            19,730
      - Advisory fees                                       --              --                 --                --

Total amount paid to sponsor                           544,375         463,000                 --            19,730
                                                  ============      ==========         ==========        ==========

Dollar amount of cash generated (used in)
  operations before deducting payments
  to sponsor                                      $ 12,181,485      $1,095,856         $1,111,045        $1,083,606

Amount paid to sponsor from operations(5)
    Property management fees                         2,286,616       1,698,691             77,325            84,251
    Partnership management fees                             --              --                 --                --
    Reimbursements                                          --         282,835                 --                --
    Leasing commissions                                609,128              --                 --                --

Dollar amount of property sales and refinancing
  before deducting payments to sponsor:
    Cash                                           149,921,835(6)    2,249,303          1,981,599         1,759,496
    Other                                            6,614,215(7)           --                 --                --

Amount paid to sponsor from property
  sales and refinancing:
    Real estate commissions                            779,527              --                 --                --
    Financing fees                                     223,358              --                 --                --


     Past performance is not necessarily indicative of future performance.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR


                                                   Harvard Property                                BRP                   BRP
                                                         III, L.P.    HPA Partners, L.P.   (Renner Plaza), LP   Investments, Inc.(1)
                                                   ----------------   ------------------   ------------------   -------------------
Date offering commenced                                 06/21/95            04/21/95             12/04/99              8/30/00

Dollar amount raised                                  $1,100,000          $  800,000           $1,326,578           $   58,500
                                                      ==========          ==========           ==========           ==========
Amount paid to sponsor from proceeds of offering:
     Underwriting fees                                        --                  --                   --                   --
     Acquisition fees
         - Real estate commissions                            --              41,676               35,500                   --
         - Advisory fees                                      --                  --              140,000(4)                --
                                                      ----------          ----------           ----------           ----------
Total amount paid to sponsor                                  --              41,676              175,500                   --
                                                      ==========          ==========           ==========           ==========
Dollar amount of cash generated (used
   in) operations before deducting
   payments to sponsor                                $1,519,520          $1,281,305           $2,282,759                   --

Amount paid to sponsor from
   operations(5)
     Property management fees                            109,931             161,034              129,618                   --
     Partnership management fees                              --                  --                   --                   --
     Reimbursements                                           --                  --                   --                   --
     Leasing commissions                                      --                  --                   --                   --

Dollar amount of property sales and
   refinancing before deducting
   payments to sponsor:
     Cash                                              1,451,481                  --                   --                   --
     Other                                                    --                  --                   --                   --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                             110,200              43,500                   --                   --
     Financing fees                                           --                  --                   --                   --



     Past performance is not necessarily indicative of future performance.

                                   (UNAUDITED)
                             COMPENSATION TO SPONSOR

                                                                                  Behringer Partners
                                           BRP (SV), L.P.   6142 Campbell, LTD.      Stemmons LP
                                           --------------   -------------------   ------------------
Date offering commenced                        10/21/00            05/01/96            02/02/01

Dollar amount raised                         $3,051,000          $  240,000          $  401,900
                                             ==========          ==========          ==========
Amount paid to sponsor from
  proceeds of offering:
     Underwriting fees                               --                  --                  --
     Acquisition fees
         - Real estate commissions               84,500                  --                  --
         - Advisory fees                             --                  --                  --

Total amount paid to sponsor                     84,500                  --                  --
                                             ==========          ==========          ==========
Dollar amount of cash generated (used
   in) operations before deducting
   payments to sponsor                       $1,710,753          $  181,990          $   34,845

Amount paid to sponsor from
  operations(5)
     Property management fees                   126,431              10,618               1,200
     Partnership management fees                     --                  --                  --
     Reimbursements                                  --                  --                  --
     Leasing commissions                             --                  --                  --

Dollar amount of property sales and
   refinancing before deducting payments to
   sponsor:
     Cash                                            --             415,048             939,519
     Other                                           --                  --                  --

Amount paid to sponsor from property
  sales and refinancing:
     Real estate commissions                         --                  --                  --
     Financing fees                                  --                  --                  --

(1) Holding company containing single land asset held for development purposes only. No operating activity or sponsor compensation associated with this property.

                       (Additional footnotes on next page)


     Past performance is not necessarily indicative of future performance.

(2) Initial offering commenced 11/22/95 followed by three separate offerings through 12/31/98. See Table I, footnote (5) for a more detailed description of offerings. Information for these offerings on an aggregate basis by year is presented below. The number of programs represented below for each year is as follows: 1995-three programs, 1996-no programs, 1997-one program, 1998-one program, 1999-two programs, 2000-three programs, 2001-one program, 2002-no programs, and 2003 - no programs.

TABLE II - COMPENSATION TO SPONSOR (1995 - 1999)

Date offering commenced                                           1995         1996         1997         1998         1999
                                                               --------------------------------------------------------------
Dollar amount raised                                           $1,399,276   $       --   $  549,000   $1,300,200   $4,660,918
                                                               ==========   ==========   ==========   ==========   ==========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                                    --           --           --           --           --
  Acquisition fees
     Real estate commissions                                       40,000           --       30,000       88,000       80,000
     Advisory fees                                                     --           --           --           --           --
                                                               ----------   ----------   ----------   ----------   ----------
Total amount paid to sponsor                                       40,000           --       30,000       88,000       80,000
-----------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in) operations
  before deducting payments to sponsor:                            95,972      497,635      622,729    1,136,002    1,871,743
-----------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                          5,957       32,399       44,766      114,080      118,208
  Partnership management fees                                          --           --           --           --           --
  Reimbursements                                                    9,000       21,735       36,000       36,000       45,600
  Leasing commissions                                                  --           --           --           --           --
-----------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
  deducting payments to sponsor:
  Cash                                                                 --           --           --           --    1,249,303
  Other                                                                --           --           --           --           --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                              --           --           --           --           --
  Financing fees                                                       --           --           --           --           --
  Other                                                                --           --           --           --           --
-----------------------------------------------------------------------------------------------------------------------------

TABLE II - COMPENSATION TO SPONSOR (2000 - 2003)
                                                                                                           Through
Date offering commenced                                            2000         2001          2002         9/30/03       Totals
                                                               --------------------------------------------------------------------

Dollar amount raised                                           $ 4,250,000   $ 8,400,000   $        --   $        --   $20,559,394
                                                               ===========   ===========   ===========   ===========   ===========
Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                                     --            --            --            --            --
  Acquisition fees
     Real estate commissions                                        95,000       130,000            --            --       463,000
     Advisory fees                                                      --            --            --            --            --
                                                               -----------   -----------   -----------   -----------   -----------
Total amount paid to sponsor                                        95,000       130,000            --            --       463,000
----------------------------------------------------------------------------------------------------------------------------------

Dollar amount of cash generated from (used in)
  operations before deducting payments to sponsor:               2,460,761     4,663,510     5,394,571     4,353,113    21,095,856
----------------------------------------------------------------------------------------------------------------------------------

Amount paid to sponsor from operations
  Property management fees                                         251,667       438,271       378,636       305,803     1,649,492
  Partnership management fees                                           --            --            --            --          --
  Reimbursements                                                    55,200        42,400        49,200        36,900       332,035
  Leasing commissions                                                   --            --            --            --          --
----------------------------------------------------------------------------------------------------------------------------------

Dollar amount of property sales and refinancing before
  deducting payments  to sponsor:
  Cash                                                                  --            --            --     1,000,000     2,292,803
  Other                                                                 --            --            --            --            --
Amount paid to sponsors from property sales and refinancing:
  Real estate commissions                                               --            --            --            --            --
  Financing fees                                                        --            --            --            --            --
  Other                                                                 --            --            --            --            --
----------------------------------------------------------------------------------------------------------------------------------

(3) Initial offering for first recreational program commenced June 30, 1995, followed by eight additional recreational program offerings, each commensurate with the purchase of property.
(4) Amount paid to sponsor for negotiating new ten-year lease with tenant in connection with the acquisition of the property.
(5) An affiliate of sponsor provides management services for certain properties acquired in the respective programs. With the exception of the Recreational Programs, management fees have not exceeded 4.5% of the gross receipts from the properties managed. With respect to the Recreational Programs, the marinas are managed by an affiliate of the sponsor for a fee not to exceed 8.0% of operating cash flow and the golf properties are managed by a third party for total fees not to exceed 25.0% of operating cash flow.
(6) Amount includes $68,677,064 of borrowings under mortgages and refinancing of certain of those mortgages. In addition, amount also includes proceeds of $33,500,000 from draws on Credit Facility in connection with the acquisition of 5 properties. See Table V, footnote (16) for a detailed description of the

     Past Performance is not necessarily indicative of future performance.

     borrowing activity under the Credit Facility. Amount also includes $47,744,771 of cash generated from property sales net of closing costs and repayment of borrowings secured by the assets sold.
(7) Non-cash distribution recognized in conjunction with the transfer of ownership of the four remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT/PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the liquidating trust.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

     The following sets forth the compensation received by affiliates of Robert
M. Behringer, affiliates of Mr. Behringer and affiliates of BH Advisors II LP, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs, the offerings of which have been completed since January 1, 1995. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to Behringer Harvard Short-Term Fund I, with the exception of the recreational programs which have been aggregated under "Recreational Programs."

                          Harvard Property Trust, Inc.

                                                         1995          1996               1997              1998
                                                         ----          ----               ----              ----
Gross revenue                                          $    199     $  953,977        $ 6,093,101       $21,168,338

Profit on sale of properties                                 --             --                 --           135,610(2)

Less: Operating expenses                                     --        440,476          2,750,593         9,944,353
     Interest expense                                        --        322,907          2,149,221         5,578,734(12)
     Depreciation and amortization                           --        155,092            874,566         3,108,470
                                                                    ----------        -----------       -----------

Net income - GAAP basis                                     199          7,253(6)         188,060         2,672,391(6)
                                                       ========     ==========        ===========       ===========

Taxable income
     - from operations                                   (1,099)         5,009            114,950         1,761,910
     - from gain on sale                                     --          9,206                 --           139,496

Cash generated from operations                               --        (17,579)           100,058         4,984,340
Cash generated from sales(7)                                 --             --                 --         3,228,568
Cash generated from financing / refinancing                  --      7,775,000(8)      39,245,000(8)     43,400,000(9)
                                                                    ----------        -----------       -----------
Total cash generated from operations, sales and
  refinancing                                                --      7,757,421         39,345,058        51,612,908
                                                                    ==========        ===========       ===========
Less:  Cash distributions to investors
     - from operating cash flow                              --         41,316            313,107         2,173,135
     - from sales and refinancing                            --             --                 --                --

Cash generated (deficiency) after cash distributions         --      7,716,105         39,031,951        49,439,773
                                                                    ==========        ===========       ===========

Less: Special items (not including sales and
  refinancing)
     Contributions from preferred stockholders           13,200      2,277,652(13)      2,229,500(13)    46,000,000(14)
     Contributions from common stockholders              37,500             --          5,139,623                --
     Contributions from note holders                     75,000        (75,000)         4,615,000        (4,615,000)(15)
     Payment of interest on loan                             --        322,907          2,149,221         5,578,734(12)
     Acquisition of land and buildings                       --      9,440,524         47,598,431        87,292,381
     Amortization of principal on loans                      --         29,472            224,819         2,077,560
     Other                                                   --             --            365,751(16)     1,507,591(17)
                                                                                      -----------       -----------

Cash generated (deficiency) after cash
   distributions and special items                      125,700        448,761          2,827,073           (52,759)
                                                       ========     ==========        ===========       ===========
Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
     Ordinary income (loss)
     - from operations                                       (9)             2                  8                32
     - from recapture                                        --             --                 --                --

Capital gain (loss)                                          --              4                 --                 3

Cash distributions to investors
     Source (on GAAP basis)
     - from investment income                                --             --                  8                39
     - from return of capital                                --             18                 14                --
                                                       --------     ----------        -----------       -----------

Total distributions on GAAP basis                            --             18                 22                39
                                                       --------     ==========        ===========       ===========

     Source (on cash basis)
     - from operations                                       --             18                 22                39
     - from sales                                            --             --                 --                --
     - from refinancing                                      --             --                 --                --
                                                       --------     ----------        -----------       -----------

Total distributions on cash basis                            --             18                 22                39
                                                       ========     ==========        ===========       ===========

Amount (in percentage terms) remaining invested
   in program properties at the end of last year
   reported in table                                        0.2%           3.9%              23.7%             92.2%


     Past performance is not necessarily indicative of future performance.

                                    TABLE III
                                   (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
                      Harvard Property Trust, Inc. (Cont'd)

                                                                   1999               2000               2001 (1)
                                                                   ----               ----               --------

Gross revenue                                                 $ 22,149,294        $ 10,128,602                  --

Profit on sale of properties                                     8,780,171(3)        5,295,948(4)        2,055,933(5)

Less:  Operating expenses                                       10,692,036           5,460,051                  --
     Interest expense                                            5,922,366(6)        3,088,777                  --
     Depreciation and amortization                               3,582,740           2,605,625                  --
                                                              ------------        ------------        ------------

Net income - GAAP basis                                         10,782,718(7)        3,880,087(7)        2,055,933(7)
                                                              ============        ============        ============

Taxable income
     - from operation                                            1,617,237            (429,977)                 --
     - from gain on sale                                         8,195,759           2,552,143                  --

Cash generated from operations                                   5,534,892           1,579,774                  --

Cash generated from sales(8)                                    41,531,197           2,976,696                  --

Cash generated from financing / refinancing                      8,495,717(11)       3,261,347(12)              --
                                                              ------------        ------------        ------------

Total cash generated from operations, sales and refinancing     55,561,806           7,817,817                  --
                                                              ============        ============        ============

Less:  Cash distributions to investors
     - from operating cash flow                                 10,025,186           2,180,029                  --
     - from sales and refinancing                               41,086,659           5,365,929           1,000,000

Cash generated (deficiency) after cash distributions             4,449,961             271,859          (1,000,000)
                                                              ============        ============        ============

Less:  Special items (not including sales and refinancing)
     Contributions from preferred stockholders                          --                  --                  --
     Contributions from common stockholders                             --                  --                  --
     Contributions from note holders                                    --                  --                  --
     Payment of interest on loan                                 5,922,366(6)        3,088,777                  --
     Acquisition of land and buildings                           8,100,000                  --                  --
     Amortization of principal on loans                            481,557             178,924                  --
     Other                                                              --                  --           6,614,215(18)
                                                              ------------        ------------        ------------

Cash generated (deficiency) after cash distributions
   and special items                                            (4,131,596)             92,935          (1,000,000)
                                                              ============        ============        ============

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                  29                 (44)                 --
     - from recapture                                                   --                  --                  --

Capital gain (loss)                                                    147                 263                  --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                           92                 242                 223
     - from return of capital                                          826                 536                  --
                                                              ------------        ------------        ------------

Total distributions on GAAP basis                                      918                 778                 223
                                                              ============        ============        ------------

Source (on cash basis)
     - from operations                                                 165                 135                  --
     - from sales                                                      746                 307                 223
     - from refinancing                                                  7                 336                  --
                                                              ------------        ------------        ------------

Total distributions on cash basis(19)                                  918                 778                 223
                                                              ============        ============        ============

Amount (in  percentage  terms)  remaining  invested  in
program  properties at the end of last year reported in
table                                                                 92.2%               16.1%                 --


     Past performance is not necessarily indicative of future performance.

(1)  No activity for 2001. Program ended January 1, 2001.
(2) Amount represents gain recognized in connection with the sale of the Park 96 and Centerport land parcels.
(3) Amount represents gain recognized in connection with the sale of the Meridian, Parkside, 812 San Antonio, Gleneagles, Rosedale, Atrium Quadrant, Clarke, Superior, Capitol and Willow Creek properties.
(4) Amount represents gain recognized in connection with the sale of the North Hampton and Lake Calhoun properties.
(5) Non-cash gain recognized in conjunction with the transfer of ownership on January 1, 2001 of the 4 remaining properties to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote (5) for a more detailed description of the transaction regarding the liquidating trust. Amount presented on a tax basis. There is no adjustment required for GAAP.
(6)  Amount includes interest paid on funds drawn on Credit Facility.
(7)  Net income amounts presented net of minority interest in partnerships.
(8) Cash generated from sales net of closing costs and repayment of mortgage or Credit Facility liens. See Table I, footnote (10) for a description of the Credit Facility.
(9)  Proceeds from initial mortgages placed on new acquisitions.
(10) Amount includes $25,400,000 drawn on the Credit Facility and proceeds of $18,000,000 from initial mortgages placed on the Harvard Property Rosedale acquisition.
(11) Amount includes $8,100,000 drawn on the Credit Facility and proceeds of $395,717 from the refinance of the HPT/PMD partnership asset.
(12) Proceeds from refinance of the Metrocrest and University Plaza properties.
(13) Proceeds raised in connection with the Series B Preferred Stock offering dated January 26, 1996. (14) Proceeds raised in connection with the Series C Preferred Stock offering dated March 10, 1998.
(15) Pursuant to a private placement offering commencing June 1, 1997, Harvard Property Trust, Inc. (the "Trust") sold $4,615,000 of 9.0% subordinated promissory notes with attached warrants to purchase common shares. In conjunction with the proceeds raised in a private placement offering commencing March 10, 1998, the Trust retired the subordinated promissory notes for $4,615,000.
(16) Amount includes $330,751 for payments of offering costs.
(17) Amount includes $217,767 for payments of offering costs, $889,824 for payment of fees in connection with the closing of the $40,000,000 revolving Credit Facility and $400,000 for the repurchase of outstanding warrants in connection with the redemption of the subordinated promissory notes detailed in footnote (15).
(18) Non-cash distribution recognized in conjunction with the transfer of ownership on January 1, 2001 of the four remaining properties, Metrocrest, Sam Houston, University Plaza and Provident, to a liquidating trust for the purposes of concluding Harvard Property Trust, Inc. See Table V, footnote
     (5) for a more detailed description of the transaction regarding the liquidating trust.
(19) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.


     Past Performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            Recreational Programs(1)

                                                                1995          1996           1997           1998          1999
                                                                ----          ----           ----           ----          ----
Gross revenue                                                 $307,879     $1,218,947     $1,500,559     $2,701,988    $3,599,934

Profit on sale of properties                                        --             --             --             --            --

Interest income                                                  1,672         24,474         20,918         19,157        12,168

Less:  Operating expenses                                      212,087        721,312        877,830      1,565,986     1,728,191
   Interest expense                                            100,220        273,258        400,498        810,658     1,195,523
   Depreciation and amortization                                74,726        209,593        233,515        383,191       648,375
                                                              --------     ----------     ----------     ----------    ----------

Net income - GAAP basis                                        (77,482)        39,258          9,634        (38,690)       40,013
                                                              ========     ==========     ==========     ==========    ==========

Taxable income
   - from operation                                            (66,439)      (242,610)      (214,468)       (34,404)      (47,083)
   - from gain on sale                                              --             --             --             --            --

Cash generated from operations                                  95,792        497,635        622,729      1,136,002     1,871,743
Cash generated from sales                                           --             --             --             --            --
Cash generated from refinancing                                     --             --             --             --     1,249,303
                                                              --------     ----------     ----------     ----------    ----------
Total cash generated from operations, sales and refinancing     95,792        497,635        622,729      1,136,002     3,121,046
                                                              ========     ==========     ==========     ==========    ==========

Less:  Cash distributions to investors
   - from operating cash flow                                       --        176,694        149,310        365,382       886,531
   - from sales and refinancing                                     --             --             --             --     1,249,303(2)

Cash generated (deficiency) after cash distributions
                                                                95,792        320,941        473,419        770,620       985,212
                                                              ========     ==========     ==========     ==========    ==========

Less:  Special items (not including sales and refinancing)
   Limited partners' capital contributions                          --             --             --             --            --
   General partners' capital contributions                          --             --             --             --            --
   Payment of interest on loan                                 100,220        273,258        400,498        810,658     1,195,523
   Acquisition of land and buildings                                --             --             --             --            --
   Increase in other assets                                         --             --             --             --            --
   Other                                                            --             --             --           --
                                                              --------     ----------     ----------     ----------    ----------

Cash generated (deficiency) after cash
   distributions and special items                              (4,428)        47,683         72,921        (40,038)     (210,311)
                                                              ========     ==========     ==========     ==========    ==========

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
   - from operations                                               (47)          (173)          (110)           (11)           (6)
   - from recapture                                                 --             --             --             --            --

Capital gain (loss)                                                 --             --             --             --            --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                         --            126             77            112           112
   - from return of capital                                         --             --             --             --           158
                                                              --------     ----------     ----------     ----------    ----------
Total distributions on GAAP basis                                   --            126            270             77           112
                                                              ========     ==========     ==========     ==========    ==========
   Source (on cash basis)
   - from operations                                                --            126             77            112           112
   - from sales                                                     --             --             --             --            --
   - from refinancing                                               --             --             --             --           158
                                                              --------     ----------     ----------     ----------    ----------
Total distributions on cash basis                                   --            126             77            112           270
                                                              ========     ==========     ==========     ==========    ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table            8.2%           8.2%          13.3%          31.5%         46.3%

(1) Represents an aggregation of the results of nine separate programs having the investment objective of acquiring recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I.
(2) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(3)  Proceeds from investors in the Golf Centers of Texas properties.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                        Recreational Programs(1) (Cont'd)

                                                                                                                       Through
                                                                       2000             2001            2002           9/30/03
                                                                       ----             ----            ----           -------
Gross revenue                                                      $ 7,854,438       $10,372,199     $17,162,300     $13,771,283

Profit on sale of properties                                                --                --              --              --

Interest income                                                         19,883            91,883          22,531          21,825

Less:  Operating expenses                                            5,393,777         5,708,689      11,767,729       9,418,170
   Interest expense                                                  1,836,656         2,518,792       2,514,687       1,759,315
   Depreciation and amortization                                       962,095         2,009,576       2,421,403       1,683,952
                                                                   -----------       -----------     -----------     -----------

Net income - GAAP basis                                               (318,207)          227,025         481,012         931,671
                                                                   ===========       ===========     ===========     ===========

Taxable income
   - from operation                                                 (1,057,682)         (403,490)       (413,168)             --
   - from gain on sale                                                      --                --              --              --

Cash generated from operations                                       2,460,761         4,663,510       5,394,571       4,353,113
Cash generated from sales                                                   --                --              --       1,000,000
Cash generated from refinancing                                             --                --            --
                                                                   -----------       -----------     -----------     -----------
Total cash generated from operations, sales and  refinancing         2,460,761         4,663,510       5,394,571       5,353,113
                                                                   ===========       ===========     ===========     ===========

Less:  Cash distributions to investors
   - from operating cash flow                                          581,000         1,562,531       2,628,375       1,595,312
   - from sales and refinancing                                             --                --              --         950,000

Cash generated (deficiency) after cash distributions
                                                                     1,879,761         3,100,979       2,766,196       2,807,801
                                                                   ===========       ===========     ===========     ===========

Less:  Special items (not including sales
   and refinancing)
   Limited partners' capital contributions                             506,040(3)             --              --              --
   General partners' capital contributions                                  --           275,000              --              --
   Payment of interest on loan                                       1,836,656         2,518,792       2,514,687       1,759,315
   Acquisition of land and buildings                                        --                --              --              --
   Increase in other assets                                                 --                --              --              --
   Other                                                                    --                --              --              --
                                                                   -----------       -----------     -----------     -----------

Cash generated (deficiency) after cash distributions
   and special items                                                   549,145           857,187         251,509       1,048,486
                                                                   ===========       ===========     ===========     ===========
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
   - from operations                                                       (81)              (21)            (21)             --
   - from recapture                                                         --                --              --              --

Capital gain (loss)                                                         --                --              --              --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                                 44                81             136              83
   - from return of capital                                                 --                --              --              52
                                                                   -----------       -----------     -----------     -----------
Total distributions on GAAP basis                                           44                81             136             134
                                                                   ===========       ===========     ===========     ===========
   Source (on cash basis)
   - from operations                                                        44                81             136              83
   - from sales                                                             --                --              --              52
   - from refinancing                                                       --                --            --
                                                                   -----------       -----------     -----------     -----------
Total distributions on cash basis                                           44                81             136             134
                                                                   ===========       ===========     ===========     ===========
Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   72.8%            100.0%            100%            100%

(1) Represents an aggregation of the results of nine separate programs having the investment objective of acquiring recreational properties, which is not similar to the investment objectives of Behringer Harvard Short-Term Fund I.
(2) Proceeds from refinance of the Lakeway Marina and Parkside Marina properties.
(3)  Proceeds from investors in the Golf Centers of Texas properties.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                           Harvard Property I, L.P.(1)

                                                                  1995        1996          1997
                                                                  ----        ----          ----
Gross revenue                                                   $443,251    $772,511     $  789,432

Profit on sale of properties                                          --          --      1,162,827

Interest income                                                       --          --             --

Less:  Operating expenses                                        175,487     333,001        385,661
     Interest expense                                            162,612     269,280        239,660
     Depreciation and amortization                                49,464      88,737         82,085
                                                                --------    --------     ----------

Net income - GAAP basis                                           55,688      81,493      1,244,853
                                                                ========    ========     ==========

Taxable income
     - from operation                                             59,221      77,993         56,980
     - from gain on sale                                              --          --      1,183,219

Cash generated from operations                                   267,764     439,510        403,771

Cash generated from sales                                             --          --      1,981,599

Cash generated from refinancing                                       --          --             --

Total cash generated from operations, sales and refinancing      267,764     439,510      2,385,370
                                                                ========    ========     ==========

Less:  Cash distributions to investors
     - from operating cash flow                                   45,591     234,794        326,648
     - from sales and refinancing                                     --          --      1,982,000

Cash generated (deficiency) after cash distributions             222,173     204,716         76,722
                                                                ========    ========     ==========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                          --          --             --
     General partners' capital contributions                          --          --             --
     Payment of interest on loan                                 162,612     269,280        239,660
     Acquisition of land and buildings                                --          --             --
     Increase in other assets                                         --          --             --
     Other                                                            --          --             --

Cash generated (deficiency) after cash distributions
   and special items                                              59,561     (64,564)      (162,938)
                                                                ========    ========     ==========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                53          69             48
     - from recapture                                                 --          --             --

Capital gain (loss)                                                   --          --            997

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                         38         198            946
     - from return of capital                                         --          --          1,000

Total distributions on GAAP basis                                     38         198          1,946
                                                                ========    ========     ==========

     Source (on cash basis)
     - from operations                                                38         198            275
     - from sales                                                     --          --          1,671
     - from refinancing                                               --          --             --

Total distributions on cash basis                                     38         198          1,946
                                                                ========    ========     ==========

Amount (in percentage terms) remaining invested in
   program properties at the end of last year report in table      100.0%      100.0%            --

(1) Property sold and program ended in 1997.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          Harvard Property II, L.P.(1)

                                                                         1995           1996            1997          1998
                                                                         ----           ----            ----          ----

Gross Revenue                                                        $   311,533    $   743,717     $   774,827    $   383,309

Profit on sale of properties                                                  --             --              --        777,952

Interest income                                                            5,321          5,120           2,548          1,774

Less:  Operating expenses                                                145,314        400,866         374,444        209,152
     Interest expense                                                     96,285        230,187         224,808        109,915
     Depreciation and amortization                                        25,964         62,663          62,663         32,856
                                                                     -----------    -----------     -----------    -----------

Net income - GAAP basis                                                   49,291         55,121         115,460        811,112
                                                                     ===========    ===========     ===========    ===========

Taxable income
     - from operation                                                     28,988         (7,015)         53,681         (4,539)
     - from gain on sale                                                      --             --              --        944,227

Cash generated from operations                                           166,219        342,851         400,379        174,157

Cash generated from sales                                                     --             --              --      1,848,996

Cash generated from refinancing                                               --             --              --             --
                                                                     -----------    -----------     -----------    -----------

Total cash generated from operations, sales and refinancing              166,219        342,851         400,379      2,023,153
                                                                     ===========    ===========     ===========    ===========

Less:  Cash distributions to investors
     - from operating cash flow                                           20,700        140,305          17,490        168,503
     - from sales and refinancing                                             --             --              --      1,849,000
     - from other                                                             --             --              --             --

Cash generated (deficiency) after cash distributions                     145,519        202,546         382,889          5,650
                                                                     ===========    ===========     ===========    ===========

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --             --              --             --
     General partners' capital contributions                                  --             --              --             --
     Payment of interest on loan                                          96,285        230,187         224,808        109,915
     Acquisition of land and buildings                                        --             --              --             --
     Increase in other assets                                                 --             --              --             --
     Other                                                                    --             --              --             --
                                                                     -----------    -----------     -----------    -----------

Cash generated  (deficiency)  after cash distributions
   and special items                                                      49,234        (27,641)        158,081       (104,265)

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                        25             (6)             46             (4)
     - from recapture                                                         --             --              --             --

Capital gain (loss)                                                           --             --              --            810

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                 18            120              15          1,586
     - from return of capital                                                 --             --              --             --
                                                                     -----------    -----------     -----------    -----------

Total distributions on GAAP basis                                             18            120              15          1,730
                                                                     ===========    ===========     ===========    ===========

     Source (on cash basis)
     - from operations                                                        18            120              15            145
     - from sales                                                             --             --              --          1,586
     - from refinancing                                                       --             --              --             --
                                                                     -----------    -----------     -----------    -----------

Total distributions on cash basis                                             18            120              15          1,730
                                                                     ===========    ===========     ===========    ===========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                    100.0%         100.0%          100.0%            --

(1) Property sold and program ended in 1998.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                          Harvard Property III, L.P.(1)

                                                                     1995        1996         1997          1998         1999
                                                                     ----        ----         ----          ----         ----
Gross revenue                                                      $206,874    $552,605     $ 727,072     $831,218    $   21,077

Profit on sale of properties                                             --          --            --           --     1,188,060

Interest income                                                          --       2,340         1,378          792            --

Less: Operating expenses                                             51,284     206,469       265,606      256,105        41,983
     Interest expense                                               101,018     272,532       305,552      297,369        28,726
     Depreciation and amortization                                   27,776      83,369       100,574      171,087        13,169
                                                                   --------    --------     ---------     --------    ----------

Net income - GAAP basis                                              26,796      (7,424)       56,718      107,449     1,125,259
                                                                   ========    ========     =========     ========    ==========

Taxable income
     - from operation                                                26,796     (16,284)         (887)     136,815      (214,082)
     - from gain on sale                                                 --          --            --           --     1,188,060

Cash generated from operations                                      155,540     346,136       462,843      575,906       (20,905)

Cash generated from sales                                                --          --            --           --     1,451,481

Cash generated from refinancing                                          --          --       441,711           --            --
                                                                   --------    --------     ---------     --------    ----------

Total cash generated from operations, sales and refinancing         155,540     346,136       904,554      575,906     1,430,577
                                                                   ========    ========     =========     ========    ==========

Less:  Cash distributions to investors
     - from operating cash flow                                      11,977      94,445       266,042       78,986        25,386
     - from sales and refinancing                                        --          --       441,711           --     1,451,482

Cash generated (deficiency) after cash distributions                143,563     251,691       196,801      496,920       (46,291)
                                                                   ========    ========     =========     ========    ==========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                             --          --            --           --            --
     General partners' capital contributions                             --          --            --           --            --
     Payment of interest on loan                                    101,018     272,532       305,552      297,369        28,726
     Acquisition of land and buildings                                   --          --            --           --            --
     Increase in other assets                                            --          --            --           --            --
     Other                                                               --          --            --           --            --
                                                                   --------    --------     ---------     --------    ----------

Cash generated (deficiency) after cash distributions and
   special items                                                     42,545     (20,841)     (108,752)     199,551       (75,017)
                                                                   ========    ========     =========     ========    ==========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                   24         (15)           (1)         208          (325)
     - from recapture                                                    --          --            --           --            --

Capital gain (loss)                                                      --          --            --           --         1,805

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                            11          86           242          120         1,243
     - from return of capital                                            --          --           402           --         1,000
                                                                   --------    --------     ---------     --------    ----------

Total distributions on GAAP basis                                        11          86           643          120         2,243
                                                                   ========    ========     =========     ========    ==========

     Source (on cash basis)
     - from operations                                                   11          86           242          120            39
     - from sales                                                        --          --            --           --         2,205
     - from refinancing                                                  --          --           402           --            --
                                                                   --------    --------     ---------     --------    ----------

Total distributions on cash basis                                        11          86           643          120         2,243
                                                                   ========    ========     =========     ========    ==========

Amount (in percentage terms) remaining invested in program
     properties at the end of last year reported in table             100.0%      100.0%        100.0%       100.0%           --

(1) Property sold and program ended in 1999.


     Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                              HPA Partners, L.P.(1)

                                                              1995         1996        1997        1998        1999         2000
                                                              ----         ----        ----        ----        ----         ----
Gross Revenue                                                $337,986   $ 677,812   $ 904,145   $ 976,284   $1,007,363   $  188,478

Profit on sale of properties                                       --          --          --          --           --    1,340,732

Interest income                                                    --          --          --          --           --           --

Less:  Operating expenses                                     310,873     578,299     626,425     599,373      611,129      137,456
     Interest expense                                          80,123     245,466     259,433     230,720      228,702       36,154
     Depreciation and amortization                             29,366     140,858     147,995     129,963      114,561       93,309
                                                             --------   ---------   ---------   ---------   ----------   ----------

Net income - GAAP basis                                       (82,376)   (286,811)   (129,708)     16,228       52,971    1,262,291
                                                             ========   =========   =========   =========   ==========   ==========

Taxable income
     - from operation                                         (81,967)   (277,373)   (129,708)    (22,072)     (13,207)     (78,441)
     - from gain on sale                                           --          --          --          --           --    1,340,732

Cash generated from operations                                 27,113      99,513     330,512     376,911      396,234       51,022

Cash generated from sales                                          --          --          --          --           --    1,068,639

Cash generated from refinancing                                    --          --     332,045          --           --           --
                                                             --------   ---------   ---------   ---------   ----------   ----------

Total cash generated from operations, sales
        and refinancing                                        27,113      99,513     662,557     376,911      396,234    1,119,661
                                                             ========   =========   =========   =========   ==========   ==========

Less:  Cash distributions to investors
     - from operating cash flow                                    --          --     240,831      79,298       99,840    1,153,372
     - from sales and refinancing
     - from other

Cash generated (deficiency) after cash distributions           27,113      99,513     421,726     297,613      296,394      (33,711)
                                                             ========   =========   =========   =========   ==========   ==========

Less:  Special items (not including sales and refinancing)
     Limited partners' capital contributions                       --      32,000          --          --           --           --
     General partners' capital contributions                       --          --          --          --           --           --
     Payment of interest on loan                               80,123     245,466     259,433     230,720      228,702       36,154
     Acquisition of land and buildings                             --          --          --          --           --           --
     Increase in other assets                                      --          --          --          --           --           --
     Other                                                         --          --          --          --           --           --
                                                             --------   ---------   ---------   ---------   ----------   ----------

Cash generated (deficiency) after cash distributions
   and special items                                          (53,010)   (113,953)    162,293      66,893       67,692      (69,865)
                                                             ========   =========   =========   =========   ==========   ==========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                           (102)       (333)       (156)        (27)         (16)         (94)
     - from recapture                                              --          --          --          --           --           --

Capital gain (loss)                                                --          --          --          --           --        1,611

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                      --          --         289          95          120          386
     - from return of capital                                      --          --          --          --           --        1,000
                                                             --------   ---------   ---------   ---------   ----------   ----------

Total distributions on GAAP basis                                  --          --         289          95          120        1,386
                                                             ========   =========   =========   =========   ==========   ==========

     Source (on cash basis)
     - from operations                                             --          --         289          95          120          102
     - from sales                                                  --          --          --          --           --        1,284
     - from refinancing                                            --          --          --          --           --           --
                                                             --------   ---------   ---------   ---------   ----------   ----------

Total distributions on cash basis                                  --          --         289          95          120        1,386
                                                             ========   =========   =========   =========   ==========   ==========

Amount (in percentage terms) remaining
        invested in program properties at
        the end of last year reported in table                  100.0%      100.0%      100.0%      100.0%       100.0%          --

(1) Property sold and program ended in 2000


      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP (Renner Plaza), LP(1)

                                                                                                                      Through
                                                                        2000           2001            2002           9/30/03
                                                                        ----           ----            ----           -------
Gross revenue                                                         $639,945        $850,473       $827,712         $550,961

Profit on sale of properties                                                --              --             --               --

Interest income                                                             --              --             --               --

Less:  Operating expenses                                               87,594         200,292        166,376          124,297
     Interest expense                                                  267,115         293,505        291,470          215,490
     Depreciation and amortization                                     102,865         114,031        116,700           87,525
                                                                    ----------      -----------    ----------       ----------

Net income - GAAP basis                                                182,371         242,645        253,166          123,649
                                                                    ==========      ===========    ==========       ==========
Taxable income
     - from operation                                                  115,929         194,583         56,745               --
     - from gain on sale                                                    --              --             --

Cash generated from operations                                         552,352         650,181        653,562          426,664

Cash generated from sales                                                   --              --             --               --

Cash generated from refinancing                                             --              --             --               --
                                                                    ----------      -----------    ----------       ----------

Total cash generated from operations, sales and refinancing            552,352         650,181        653,562          426,664
                                                                    ==========      ===========    ==========       ==========
Less:  Cash distributions to investors
     - from operating cash flow                                        152,232         252,500        152,000          115,000
     - from sales and refinancing                                           --              --

Cash generated (deficiency) after cash distributions                   400,120         397,681        501,562          311,664
                                                                    ==========      ===========    ==========       ==========
Less: Special items (not including sales and refinancing
     Limited partners' capital contributions                                --              --             --               --
     General partners' capital contributions                                --              --             --               --
     Payment of interest on loan                                       267,115         293,505        291,470          215,490
     Acquisition of land and buildings                                      --              --             --               --
     Increase in other assets                                               --              --             --               --
     Other                                                                  --               --            --               --
                                                                    ----------      -----------    ----------       ----------

Cash generated (deficiency) after cash distributions and
   special items                                                       133,005         104,176        210,092           96,174
                                                                    ==========      ===========    ==========       ==========
Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                      31              42             43               --
     - from recapture                                                       --              --             --               --

Capital gain (loss)                                                         --              --             --               --

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                              115             190            115               87
     - from return of capital                                               --              --             --               --
                                                                    ----------      -----------    ----------       ----------

Total distributions on GAAP basis                                          115             190            115               87
                                                                    ==========      ===========    ==========       ==========

     Source (on cash basis)
     - from operations                                                     115             190            115               87
     - from sales                                                           --              --             --               --
     - from refinancing                                                     --              --             --               --
                                                                    ----------      -----------    ----------       ----------

Total distributions on cash basis                                          115             190            115               87
                                                                    ==========      ===========    ==========       ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                 100.0%           100.0%         100.0%           100.0%

(1) Property acquired and program initiated in 2000.


      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                            BRP Investments, Inc.(1)

                                                                       2000            2001            2002
                                                                       ----            ----            ----

Gross revenue                                                      $       --        $      --     $       --

Profit on sale of properties                                               --               --        294,631

Interest income                                                            --               --             --

Less:  Operating expenses                                                  --               --             --
   Interest expense                                                        --               --             --
   Depreciation and amortization                                           --               --             --
                                                                   ==========       ==========     ==========

Net income - GAAP basis                                                    --               --        294,631
                                                                   ==========       ==========     ==========

Taxable income
   -  from operation                                                       --               --             --
   -  from gain on sale                                                    --               --        294,631

Cash generated from operations

Cash generated from sales                                                  --               --        241,000

Cash generated from refinancing                                            --               --             --
                                                                   ==========       ==========     ==========

Total cash generated from operations, sales and refinancing                --               --        241,000
                                                                   ==========       ==========     ==========

Less:  Cash distributions to investors
   - from operating cash flow                                              --               --             --
   - from sales and refinancing                                            --               --        241,000

Cash generated (deficiency) after cash distributions                       --               --             --
                                                                   ==========       ==========     ==========

Less:  Special items (not including sales and refinancing
   Limited partners' capital contributions                                 --               --             --
   General partners' capital contributions                                 --               --             --
   Payment of interest on loan                                             --               --             --
   Acquisition of land and buildings                                       --               --             --
   Increase in other assets                                                --               --             --
   Other                                                                   --               --             --
                                                                   ----------       ----------     ----------

Cash generated (deficiency) after cash distributions and
   special items                                                           --               --             --
                                                                   ==========       ==========     ==========
Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
   - from operations                                                       --               --             --
   - from recapture                                                        --               --             --

Capital gain (loss)                                                        --               --          5,036

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                                --               --          3,120
   - from return of capital                                                --               --          1,000
                                                                   ----------       ----------     ----------

Total distributions on GAAP basis                                          --               --          4,120
                                                                   ==========       ==========     ==========

   Source (on cash basis)
   - from operations                                                       --               --             --
   - from sales                                                            --               --          4,120
   -  from refinancing                                                     --               --             --
                                                                   ==========       ==========     ==========

Total distributions on cash basis                                          --               --          4,120
                                                                   ==========       ==========     ==========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                  100.0%          100.0%            --

(1) Property acquired and program initiated in 2000. Property held for redevelopment purposes only.


      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                                BRP (SV), L.P.(1)

                                                                                                                     Through
                                                                        2000           2001            2002          9/30/03
                                                                        ----           ----            ----          -------
Gross revenue                                                           $20,491       $995,100     $1,162,402         $920,653

Profit on sale of properties                                                 --             --             --               --

Interest income                                                           1,407          7,313          1,028               --

Less:  Operating expenses                                                 7,905        496,541        495,210          388,235
   Interest expense                                                      15,096        467,061        529,949          453,351
   Depreciation and amortization                                         11,423        358,052        632,275          475,313
                                                                        -------       --------       --------         --------

Net income - GAAP basis                                                 (12,526)      (319,241)      (494,004)        (396,246)
                                                                        =======       ========       ========         ========

Taxable income
   -  from operation                                                     12,585       (154,217)      (968,986)              --
   -  from gain on sale                                                      --             --             --               --

Cash generated from operations                                           12,585        498,558        667,192          532,418

Cash generated from sales                                                    --             --             --               --

Cash generated from refinancing                                              --             --             --               --
                                                                        -------       --------       --------         --------

Total cash generated from operations, sales and refinancing              12,585        498,558        667,192          532,418
                                                                        =======       ========       ========         ========

Less:  Cash distributions to investors
   - from operating cash flow                                                --             --             --               --
   - from sales and refinancing                                              --             --             --               --

Cash generated (deficiency) after cash distributions                     12,585        498,558        667,192          532,418
                                                                        =======       ========       ========         ========

Less:  Special items (not including sales and refinancing
   Limited partners' capital contributions                                   --        650,000             --               --
   General partners' capital contributions                                   --             --             --               --
   Payment of interest on loan                                           15,096        467,061        529,949          453,351
   Acquisition of land and buildings                                         --             --             --               --
   Increase in other assets                                                  --             --             --               --
   Other                                                                     --             --             --               --
                                                                        -------       --------       --------         --------

Cash generated  (deficiency) after cash distributions and special
   items                                                                 (2,511)       681,497        137,243           79,067
                                                                        =======       ========       ========         ========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
   - from operations                                                         (3)           (35)          (223)              --
   - from recapture                                                          --             --             --               --

Capital gain (loss)                                                          --             --             --               --

Cash distribution to investors
   Source (on GAAP basis)
   - from investment income                                                  --             --             --               --
   - from return of capital                                                  --             --             --               --
                                                                        -------       --------       --------         --------

Total distributions on GAAP basis                                            --             --             --               --
                                                                        =======       ========       ========         ========

   Source (on cash basis)
   - from operations                                                         --             --             --               --
   - from sales                                                              --             --             --               --
   -  from refinancing                                                       --             --             --               --
                                                                        -------       --------       --------         --------

Total distributions on cash basis                                            --             --             --               --
                                                                        =======       ========       ========         ========

Amount  (in  percentage  terms)  remaining  invested  in  program
   properties at the end of last year reported in table                    100.0%        100.0%         100.0%           100.0%

(1) Property acquired and program initiated in 2000.


      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                             6142 Campbell, LTD.(1)

                                                                          1996            1997             1998
                                                                          ----            ----             ----

Gross revenue                                                            $77,294        $174,887         $190,254

Profit on sale of properties                                                  --              --          251,229

Interest income                                                               --              --               --

Less:  Operating expenses                                                 49,815         101,474          109,156
     Interest expense                                                     28,875          62,707           70,095
     Depreciation and amortization                                         8,788           9,673           19,042
                                                                         -------       ---------          -------

Net income - GAAP basis                                                  (10,184)          1,033          243,190
                                                                         =======       =========          =======

Taxable income
     - from operation                                                     (8,344)         (1,904)         (13,433)
     - from gain on sale                                                      --              --          251,229

Cash generated from operations                                            27,479          73,413           81,098

Cash generated from sales                                                     --              --          415,048

Cash generated from refinancing                                               --              --               --
                                                                         -------       ---------          -------

Total cash generated from operations, sales and refinancing               27,479          73,413          496,146
                                                                         =======       =========          =======

Less:  Cash distributions to investors
     - from operating cash flow                                               --          12,000           47,272
     - from sales and refinancing                                             --              --          415,048

Cash generated (deficiency) after cash distributions                      27,479          61,413           33,826
                                                                         =======       =========          =======

Less:  Special items (not including sales and refinancing
     Limited partners' capital contributions                                  --              --               --
     General partners' capital contributions                                  --              --               --
     Payment of interest on loan                                          28,875          62,707           70,095
     Acquisition of land and buildings                                        --              --               --
     Increase in other assets                                                 --              --               --
     Other                                                                    --              --               --
                                                                         -------       ---------          -------

Cash generated  (deficiency)  after cash distributions and special
   items                                                                  (1,396)         (1,294)         (36,269)
                                                                         =======       =========          =======

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:
Ordinary income (loss)
     - from operations                                                       (35)             (8)             (56)
     - from recapture                                                         --              --               --

Capital gain (loss)                                                           --              --            1,047

Cash distribution to investors
     Source (on GAAP basis)
     - from investment income                                                 --              50              926
     - from return of capital                                                 --              --            1,000
                                                                         -------       ---------          -------

Total distributions on GAAP basis                                             --              50            1,926
                                                                         =======       =========          =======

     Source (on cash basis)
     - from operations                                                        --              50              197
     - from sales                                                             --              --            1,729
     - from refinancing                                                       --              --               --
                                                                         -------       ---------          -------

Total distributions on cash basis                                             --              50            1,926
                                                                         =======       =========          =======

Amount (in percentage terms) remaining invested in program                100.0%           100.0%              --
   properties at the end of last year reported in table

(1) Property acquired and program initiated in 1996. Property sold and program ended in 1998.


      Past performance is not necessarily indicative of future performance.

                              TABLE III (UNAUDITED)
             ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

                        Behringer Partners Stemmons LP(1)

                                                                                                          Through
                                                                          2001             2002           9/30/03
                                                                          ----             ----           -------

Gross revenue                                                            $17,922        $129,064        $  21,389

Profit on sale of properties                                                  --              --          705,066

Interest income                                                               --              --               --

Less:  Operating expenses                                                 13,029          94,920           25,581
   Interest expense                                                       57,033          75,263            6,903
   Depreciation and amortization                                          25,263          40,800           59,248
                                                                        --------        --------         --------

Net income - GAAP basis                                                  (77,403)        (81,919)         634,723

Taxable income
   - from operation                                                      (74,464)        (76,628)              --
   - from gain on sale                                                        --              --               --

Cash generated from operations                                             4,893          34,144           (4,192)

Cash generated from sales                                                     --              --          939,519

Cash generated from refinancing                                               --              --               --

Total cash generated from operations, sales and refinancing                4,893          34,144          935,327
                                                                        ========        ========         ========

Less:  Cash distributions to investors
   - from operating cash flow                                                 --              --           40,481
   - from sales and refinancing                                               --              --          939,519

Cash generated (deficiency) after cash distributions                       4,893          34,144          (44,637)
                                                                       =========         =======          ========

Less:  Special items (not including sales and refinancing
   Limited partners' capital contributions                                    --          85,636               --
   General partners' capital contributions                                    --              --               --
   Payment of interest on loan                                            57,033          75,263            6,903
   Acquisition of land and buildings                                          --              --               --
   Increase in other assets                                                   --              --               --
   Other                                                                      --              --               --
                                                                        --------        --------         --------

Cash generated (deficiency) after cash distributions and special
   items                                                                  52,140          44,517          (51,576)
                                                                       =========         =======          ========

Tax and Distribution Data Per $1,000 Invested

Federal income tax results:                                                 (186)           (157)              --
Ordinary income (loss)                                                        --              --               --
   - from operations                                                          --              --               --
   - from recapture                                                           --              --               --

Capital gain (loss)                                                           --              --               --

Cash distribution to investors
   Source (on GAAP basis)                                                     --              --               --
   - from investment income                                                   --              --            1,010
   - from return of capital                                                   --              --            1,000

Total distributions on GAAP basis                                             --              --            2,010
                                                                                                         ========

   Source (on cash basis)
   - from operations                                                          --              --               83
   - from sales                                                               --              --            1,927
   - from refinancing                                                         --              --               --

Total distributions on cash basis                                             --              --            2,010
                                                                                                         ========

Amount (in percentage terms) remaining invested in program
   properties at the end of last year reported in table                   100.0%           100.0%              --

(1) Property acquired and program initiated in 2001.


      Past performance is not necessarily indicative of future performance.

                              TABLE IV (UNAUDITED)
                          RESULTS OF COMPLETED PROGRAMS

         Table IV presents summary information on the results of Prior Real Estate Programs which completed operations since December 31, 1996 and which had similar or identical investment objectives to those of Behringer Harvard Short-Term Fund I. All figures are through September 30, 2003.

                                Harvard Property     Harvard          Harvard            Harvard             HPA           6142
                                  Trust, Inc.    Property I, L.P. Property II, L.P. Property III, L.P.  Partners,L.P.  Campbell Ltd.
                                ---------------- ---------------  ----------------- ------------------  -------------  -------------
Dollar amount raised            $60,387,475       $1,186,254         $1,166,012       $1,100,000          $800,000       $240,000
Number of properties purchased           23                1                  1                1                 1              1
Date of closing of offering        03/10/98(1)      06/05/95           08/07/95         08/21/95          06/21/95       06/01/96
Date of first sale of property     08/26/98         12/10/97           07/01/98         01/29/99          02/28/00       12/03/98
Date of final sale of property     01/01/01         12/10/97           07/01/98         01/29/99          02/28/00       12/03/98

Tax and Distribution Data
   Per $1,000 Investment
Federal income tax results:
Ordinary income (loss)
   -  from operations                    18              171                 61             (109)             (728)           (99)
   -  from recapture                     --               --                 --               --                --             --

Capital gain (loss)                     417              997                810            1,805             1,611          1,047

Deferred gain
   Capital                               --               --                 --               --                --             --
   Ordinary                              --               --                 --               --                --             --

Cash distributions to investors
   Source (on GAAP basis)
     - Investment income                997            1,183                883            2,104               891            976
     - Return of capital              1,000            1,000              1,000            1,000             1,000          1,000

   Source (on cash basis)
     - Sales                          1,275            1,671              1,586            2,205             1,284          1,729
     - Refinancing                      343               --                 --              402                --             --
     - Operations                       379              512                298              497               607            247
     - Other                             --               --                 --               --                --             --

Receivable on net purchase money
   financing (2)                         --               --                 --               --                --             --

TABLE IV - RESULTS OF COMPLETED PROGRAMS (Cont'd)

                                                   BRP           Behringer Partners
                                               Investments Inc.     Stemmons LP
                                               ----------------     -----------

Dollar amount raised                             $58,500           $401,900
Number of properties purchased                         1                  1
Date of closing of offering                     08/30/00           04/02/01
Date of first sale of property                  02/22/02           02/27/03
Date of final sale of property                  02/22/02           02/27/03

Tax and Distribution Data Per $1,000
   Investment
Federal income tax results:
Ordinary income (loss)
   -  from operations                                 --                 --
   -  from recapture                                  --                 --

Capital gain (loss)                                5,036                 --

Deferred gain
   Capital                                            --                 --
   Ordinary                                           --                 --

Cash distributions to investors
   Source (on GAAP basis)
     - Investment income                           3,120              1,010
     - Return of capital                           1,000              1,000

   Source (on cash basis)
     - Sales                                       4,120              1,927
     - Refinancing                                    --                 83
     - Operations                                     --                 --
     - Other                                          --                 --

Receivable on net purchase money
financing (2)                                         --                 --

      Past performance is not necessarily indicative of future performance.

(1) Commencing November 22, 1995, the Trust offered for sale 1,000 shares of Series A Preferred Stock at a price of $100 per share. This offering was terminated December 31, 1995 with the Trust receiving offering proceeds of $13,200 (132 shares). The Trust paid Series A investors cash amounts equivalent to a 10.0% annual yield on the Series A shares outstanding. The Preferred Stock Series A was retired on December 31, 1999 with total cash distributions of $19,326 paid to the holders of the Series A shares. Commencing January 26, 1996, the Trust offered for sale 100,000 shares of Series B Convertible Preferred Stock, convertible at the stockholders' option to 200 shares of common stock, at a price of $100 per share. This offering was terminated March 31, 1997 with the Trust receiving offering proceeds of $4,581,400 (45,814 shares). The Trust paid these Series B investors cash amounts equivalent to a 9.0% annual yield on their Series B shares outstanding. These Preferred Stock Series B shares were converted to common stock on December 31, 1998 with total cash distributions of $684,982 paid to the holders of Series B shares prior to conversion to common shares with the balance of $4,581,400 converting common shares. Commencing June 1, 1997, the Trust offered for sale 7,000,000 shares of common stock at a price of $.75 per share along with 2,150 units, with each unit consisting of a $5,000 promissory note and warrant to purchase 2,000 shares of common stock. This offering was terminated December 31, 1997, with the Trust receiving total offering proceeds of $9,754,623 ($5,139,623 via common stock purchases and $4,615,000 from unit sales). Through January 1, 2001, the Liquidation Date of the Trust, common shareholders received total cash distributions of $5,495,204 and a non-cash liquidating distribution of $7,614,215. In accordance with the Preferred Stock Series C Offering referenced below the promissory note and warrant units were repurchased from investors including accrued interest for cash proceeds of $5,015,000. Commencing March 10, 1998, the Trust offered for sale 500,000 shares of Series C Convertible Preferred Stock, convertible at the stockholder's option to 125 shares of common stock, at a price of $100 per share. This offering was terminated December 31, 1998 with the Trust receiving offering proceeds of $46,000,000 (460,000 shares). The Trust paid Series C investors cash amounts equivalent to a 14.0% annual yield on their Series C shares. Retirement of the Preferred Stock Series C began on June 21, 1999 and was completed on December 28, 2000 with total aggregate cash distributions of $52,119,092 paid to the holders of the Series C shares. The weighted average annualized yield for equity invested in the Trust (including the promissory note and warrant units) pursuant to the investment classes listed above was 11.4%.
(2)  All properties were acquired for cash without financing.

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                                   (UNAUDITED)
                         SALES OR DISPOSALS OF PROPERTY

         Table V presents summary information on the results of the sale or disposals of properties since January 1, 1997 by Prior Real Estate Programs having similar or identical investment objectives to those of Behringer Harvard Short-Term Fund I. All figures are through September 30, 2003.

                                                                                   Selling Price, Net of
                                                                             Closing Costs and GAAP Adjustments
                                                            -----------------------------------------------------------------------
                                                                                            Purchase    Adjustments
                                                                             Mortgage         Money      Resulting
                                                             Cash Received    Balance       Mortgage        from
                                       Date       Date      Net of Closing    at Time      Taken Back   Application of
             Property                Acquired   of Sale          Costs        of Sale     by Program(1)     GAAP(2)     Total(3)
             --------                --------   -------          -----        -------     ------------- --------------- --------

Harvard Property Trust, Inc.
   Harvard Property Meridian LP       03/05/96 06/03/99      $3,161,560     $3,144,248          --           --       $6,305,808
   Harvard Property Provident LP      10/04/96 01/01/01(5)    1,551,568(6)   2,648,432          --           --        4,200,000(7)
   Harvard Property Parkside LP       11/19/96 08/02/99         707,599      1,776,951          --           --        2,484,550
   Harvard Property 812 San
     Antonio LP                       04/03/97 08/18/99       2,233,795      3,558,022          --           --        5,791,817
   Harvard Property Metrocrest LP     04/30/97 01/01/01(5)    2,123,676(9)  11,151,324          --           --       13,275,000(10)
   Harvard Property Partners LP(12)   06/06/97 07/17/00          (8,310)       863,538          --           --          855,228
   Harvard Property Lake Calhoun LP   09/04/97 08/22/00       5,186,805     15,763,659          --           --       20,950,464
   HPT / PMD Investments LP           10/06/97 01/01/01(5)    6,202,717(13)  9,297,283          --           --       15,500,000(14)
   HPT Gleneagles LP                  11/07/97 10/19/99       8,614,691             --          --           --        8,614,691
   Harvard Property Trust, Inc.
     (Park 96)                        11/11/97 11/02/98         529,029             --          --           --          529,029
   Harvard Property Rosedale LP       02/25/98 12/01/99       9,130,926     17,701,615          --           --       26,832,541
   Harvard Property Atrium LP         03/10/98 08/02/99       3,979,447     11,205,241(16)      --           --       15,184,688
   Harvard Property Partners LP(17)   05/01/98 08/02/99       2,294,952      6,197,783(16)      --           --        8,492,735
   Harvard Property (UP) LP           06/03/98 01/01/01(5)    2,600,000(18)  9,600,000(19)      --           --       12,200,000(20)
   Harvard Property Clarke LP         07/29/98 08/02/99       2,619,842      6,420,337(16)      --           --        9,040,179
   Harvard Property Superior LP       07/30/98 08/02/99       1,813,805      4,950,134(16)      --           --        6,763,939
   Harvard Property Capitol LP        12/30/98 08/02/99       2,483,416      4,726,506(16)      --           --        7,209,922
   Harvard Property Willow LP         03/31/99 08/02/99       5,478,204             --          --           --        5,478,204
   Harvard Property Centreport LP     02/01/98 08/26/98       2,176,535             --          --           --        2,176,535

Harvard Property I, L.P.              06/05/95 12/10/97       1,981,599      2,918,049          --           --        4,899,648

Harvard Property II, L.P.             08/07/95 07/01/98       1,759,496      2,469,261          --           --        4,228,757

Harvard Property III, L.P.            08/21/95 01/29/99       1,451,482      3,759,057          --           --        5,210,539

HPA Partners, L.P.                    06/21/95 02/28/00       1,068,639      3,043,743          --           --        4,112,382

6142 Campbell, LTD                    06/01/96 12/03/98         415,048        701,594          --           --        1,116,642

BRP Investments, Inc.                 08/30/00 02/21/02         241,918        331,500          --           --          573,438

Behringer Partners Stemmons LP        04/02/01 02/27/03         939,519      1,235,475          --           --        2,174,994



      Past performance is not necessarily indicative of future performance.

                         SALES OR DISPOSALS OF PROPERTY

                                                                     Cost of Properties
                                                              Including Closing and Soft Costs
                                                     -----------------------------------------------------
                                                                            Total
                                                                         Acquisition                              Excess
                                                                        Cost, Capital                         (Deficiency) of
                                                        Original        Improvements,                       Property Operating
                                                        Mortgage         Closing and                        Cash Receipts Over
                     Property                           Financing       Soft Costs(4)        Total          Cash Expenditures
                     --------                           ---------       -------------        -----          -----------------
Harvard Property Trust, Inc.
   Harvard Property Meridian LP                       $3,250,000        $1,636,378        $4,886,378          $1,419,430
   Harvard Property Provident LP                       2,800,000         1,410,392         4,210,392             (10,329)(8)
   Harvard Property Parkside LP                        1,725,000           760,006         2,485,006             499,544
   Harvard Property 812 San Antonio LP                 3,600,000         1,683,617         5,283,617             508,200
   Harvard Property Metrocrest LP                      9,150,000         1,495,442        10,645,442           2,629,558(11)
   Harvard Property Partners LP                          895,000           365,097         1,260,097            (404,869)
   Harvard Property Lake Calhoun LP                   16,100,000         3,066,237        19,166,237           1,784,227
   HPT / PMD Investments LP                            8,000,000         6,561,677        14,561,677             938,323(15)
   HPT Gleneagles LP                                   1,500,000         6,932,748         8,432,748             181,943
   Harvard Property Trust, Inc. (Park 96)                     --           401,701           401,701             127,328
   Harvard Property Rosedale LP                       18,000,000         6,635,840        24,635,840           2,196,701
   Harvard Property Atrium LP                         11,205,241         3,026,413        14,231,654             953,034
   Harvard Property Partners LP                        6,197,783         1,968,657         8,166,440             326,295
   Harvard Property (UP) LP                            9,600,000(19)    12,625,838        12,625,838            (425,838)(21)
   Harvard Property Clarke LP                          6,420,337         2,838,461         9,258,798            (218,619)
   Harvard Property Superior LP                        4,950,134         1,391,649         6,341,783             422,156
   Harvard Property Capitol LP                         4,726,506         2,288,850         7,015,356             194,566
   Harvard Property Willow LP                                 --         5,325,025         5,325,025             153,179
   Harvard Property Centreport LP                             --         2,035,602         2,035,602             140,933

Harvard Property I, L.P.                               3,000,000         1,219,831         4,219,831             679,817

Harvard Property II, L.P.                              2,610,000           302,517         2,912,517           1,316,240

Harvard Property III, L.P.                             2,600,000         1,536,624         4,136,624           1,073,914

HPA Partners, L.P.                                       944,876           639,169         1,584,045           2,528,337

6142 Campbell, LTD                                       700,000           241,933           941,933             174,709

BRP Investments, Inc.                                    331,500            58,500           390,000             241,918

Behringer Partners Stemmons LP                         1,330,000           487,536         1,817,536             357,458

      Past performance is not necessarily indicative of future performance.

                         SALES OR DISPOSALS OF PROPERTY

(1)  No purchase money mortgages were taken back by any individual program.
(2)  Financial statements for programs are prepared in accordance with GAAP.
(3)  None of these sales are being reported on the installment basis.
(4) The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.
(5) In conjunction with a July 26, 1999 majority stockholder vote to sell all of the assets of Harvard Property Trust, Inc. along with a subsequent dissolution and liquidation of Harvard Property Trust, Inc., and pursuant to a Liquidating Trust Agreement and Declaration of Trust dated January 1, 2001, Behringer Advisors Inc. conveyed ownership of the remaining real estate assets, Harvard Property Provident LP, Harvard Property Metrocrest LP, HPT / PMD Investments LP and Harvard Property (UP) LP, to an unrelated liquidating trust, HPT Trust, for the purposes of concluding Harvard Property Trust, Inc.
(6) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (7).
(7) A $4,200,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(8) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (7).
(9) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (10).
(10) A $13,275,000 market value for the asset based on a signed sales contract that was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5). The property was subsequently sold on August 10, 2001 at $13,275,000.
(11) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (10).
(12) Asset in partnership known as 1700 North Hampton Building.
(13) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (14).
(14) A $15,500,000 market value for the asset based on an appraisal was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(15) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (14).


                    Partnership/Building                                                        Allocated Amount
                    --------------------                                                        ----------------
                    Harvard Property Atrium LP                                                     $11,205,241
                    Harvard Property Partners LP (Quadrant Building)                                 6,197,783
                    Harvard Property Clarke LP                                                       6,420,337
                    Harvard Property Superior LP                                                     4,950,134
                    Harvard Property Capitol LP                                                      4,726,505
                                                                                                   -----------
                             TOTAL                                                                 $33,500,000
                                                                                                   ===========

    Pursuant to the terms of the Credit Facility detailed in footnote (16), the outstanding borrowings under the Credit Facility were extinguished upon the sale of these assets on August 2, 1999 and the Credit Facility was terminated on August 9, 1999.

(16) On October 17, 1998, Harvard Property Trust, Inc. (the "Trust") entered into a three-year, $40,000,000 revolving credit facility (the "Credit Facility") with PNC Bank, N.A. and DLJ Capital Funding Inc. Under the terms of the Credit Facility, the Trust borrowed $33,500,000 to finance the acquisitions of Harvard Property Atrium LP, Harvard Property Partners LP (Quadrant Building), Harvard Property Clarke LP, Harvard Property Superior LP and Harvard Property Capitol LP. Allocated borrowings under the Credit Facility are as follows:
(17) Asset in partnership known as Quadrant Building.
(18) Non-cash amount representing 100.0% of the net proceeds that would have been received if a cash sale had occurred at the market value detailed in footnote (20).
(19) Concurrent with the termination of the Credit Facility detailed in footnote
     (16), on August 9, 1999, Harvard Property Trust, Inc. entered into a $6,900,000 term loan secured by the Harvard Property (UP) LP asset with Bank One, NA. The $6,900,000 term was refinanced on December 27, 2000 in favor of a $9,600,000 mortgage with Deutsche Bank N.A.
(20) A $12,200,000 market value for asset based on original purchase price was assigned in accordance with the final liquidation of Harvard Property Trust, Inc. event as detailed in footnote (5).
(21) Non-cash amount representing 100.0% of the excess of property operating cash receipts over cash expenditures if a cash sale had occurred at the market value detailed in footnote (20).

      Past performance is not necessarily indicative of future performance.